Exhibit 99.2

1 August 9, 2023 NASDAQ: RILY Second Quarter 2023 Supplemental Financial Data

Reconciliation of U.S. GAAP to Non-GAAP Measures

(Unaudited, dollars in thousands)	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Adj. EBITDA and Operating Adj. EBITDA Reconciliation					
Net (loss) income attributable to B. Riley Financial, Inc.	$ (140,159)	$ 47,837	$ (57,445)	$ 17,155	$ 46,381
EBITDA Adjustments:					
(Benefit from) provision for income taxes	(52,513)	16,350	(23,998)	7,919	21,504
Interest expense	31,764	34,587	44,399	47,561	47,332
Interest income	(500)	(686)	(1,482)	(2,574)	(701)
Share based payments	14,202	14,613	15,312	13,746	10,492
Depreciation and amortization	7,961	10,717	13,443	13,077	12,534
Restructuring charge	—	8,016	995	93	628
Impairment of tradenames	—	—	—	—	1,733
Transactions related costs and other	3,468	10,003	(5,264)	(2,146)	(10)
Total EBITDA Adjustments	4,382	93,600	43,405	77,676	93,512
Adjusted EBITDA	$ (135,777)	$ 141,437	$ (14,040)	$ 94,831	$ 139,893
Operating EBITDA Adjustments:					
Trading loss (income) and fair value adjustments on loans	117,763	6,917	58,670	(51,568)	(42,365)
Realized and unrealized losses (gains) on investments	106,164	(19,071)	64,874	28,442	(18,843)
Other investment related expenses	(13,930)	(23,039)	(7,697)	8,421	1,531
Total Operating EBITDA Adjustments	209,997	(35,193)	115,847	(14,705)	(59,677)
Operating Adjusted EBITDA	$ 74,220	$ 106,244	$ 101,807	$ 80,126	$ 80,216

B | RILEY Financial 2

Quarterly Operating Revenue and Operating Adjusted EBITDA

Operating Revenue and Operating Adjusted EBITDA (1)(3)(5)(6)



Operating Revenue
Operating Adj. EBITDA
$257.4M
$319.0M
$440.8M
$380.5M
$363.9M
$74.2M
$106.2M
$101.8M
$80.1M
$80.2M
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023

Quarterly Revenue and Adjusted EBITDA

(Dollars in thousands)	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Operating Revenue (1)	$ 257,384	$ 319,034	$ 440,762	$ 380,522	$ 363,913
Investment Gains (Loss) (2)	(117,763)	(6,917)	(58,670)	51,568	42,365
Total Revenue	$ 139,621	$ 312,117	$ 382,092	$ 432,090	$ 406,278

	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Operating Adjusted EBITDA (3)	$ 74,220	$ 106,244	$ 101,807	$ 80,126	$ 80,216
Investment Adjusted EBITDA (4)	(209,997)	35,193	(115,847)	14,705	59,677
Adjusted EBITDA (5)(6)	$ (135,777)	$ 141,437	$ (14,040)	$ 94,831	$ 139,893

1. *Operating Revenue is defined as the sum of revenues from (i) Service and Fees, (ii) Interest Income - Loans and Securities Lending and (iii) Sales of Goods.*
2. *Investment Gains (Loss) is defined as Trading Income (Loss) and Fair Value Adjustments on Loans.*
3. *Operating Adjusted EBITDA is defined as Adjusted EBITDA excluding (i) Trading Income (Loss) and Fair Value Adjustments on Loans, (ii) Realized and Unrealized Gains (Losses) on Investments, and (iii) other investment related expenses.*
4. *Investment Adjusted EBITDA is defined as the sum of (i) Trading Income (Loss) and Fair Value Adjustments on Loans and (ii) Realized and Unrealized Gains (Losses) on Investments, less other investment related expenses.*
5. *Adjusted EBITDA includes earnings before interest, taxes, depreciation, amortization, restructuring charge, share-based payments, gain on extinguishment of loans, impairment of tradenames, and transaction related and other costs.*
6. *For a reconciliation to GAAP financial measures, please see slide 2.*

B | RILEY Financial 3

4 Cash and Investments Summary 1. Other investments and investment related deposits reported in prepaid and other assets. 2. Noncontrolling interest related to investments reported in Securities and Other Investments Owned. (Dollars in thousands) Jun 30, 2022 Sep 30, 2022 Dec 31, 2022 Mar 31, 2023 Jun 30, 2023 Cash and Cash Equivalents $ 216,098 $ 231,805 $ 268,618 $ 209,971 $ 107,581 Restricted Cash 928 1,578 2,308 2,351 2,321 Due from/(to) Clearing Brokers, net 25,902 49,530 29,430 13,112 22,289 Advances Against Customer Contracts 200 200 200 200 200 Securities and Other Investments Owned Equity Securities 1,055,379 1,140,728 1,046,710 929,582 963,817 Corporate Bonds 8,231 6,761 8,539 65,470 62,977 Other Fixed Income Securities 2,321 8,649 3,956 5,248 5,093 Partnership Interests and Other 78,965 82,475 70,063 48,930 40,557 Securities Sold Not Yet Purchased (5,403) (17,751) (5,897) (7,806) (2,686) Loans Receivable, net of Loan Participations Sold 770,840 814,715 701,652 772,085 683,827 Other investments and deposits (1) 49,156 45,947 53 , 844 72,905 66,268 Noncontrolling interest (2) (25,317) (32,038) (31,349) (29,785) (31,199) Total Cash, Net Securities, and Other $ 2,177,300 $ 2,332,599 $ 2,1 48 , 074 $ 2,082,263 $ 1,921,045 (Dollars in thousands) Jun 30, 2022 Sep 30, 2022 Dec 31, 2022 Mar 31, 2023 Jun 30, 2023 Term Loans, net $ 367,815 $ 558,035 $ 572,079 $ 626,613 $ 529,242 Revolving Credit Facility 80,000 74,700 127,678 139,463 110,875 Notes Payable 23,186 25,075 25,263 19,882 21,298 Senior Notes Payable, net 1,644,778 1,661,191 1,721,751 1,722,977 1,666,009 Total Debt 2,115,779 2,319,001 2,446,771 2,508,935 2,327,424 Total Cash and Investments, Net of Debt $ 61,521 $ 13,598 $ ( 298 , 697 ) $ (426,672) $ (406,379) Debt Summary

5 Public Equity 31.4% Loans Receivable 35.0% Private Equity 20.2% Cash and Restricted Cash … Partnership Interests and Other 3.2% Due from/(to) Clearing Brokers, net 1.1% Corporate Bonds and Fixed Income Securities … Composition of Cash and Investments Percentage by Asset Type – June 30, 2023 ( Dollars in thousands) Gross Value % of Total Cash and Restricted Cash $ 109,90 2 5.6% Due from/(to) Clearing Brokers, net 22,289 1.1% Public Equity (1)(2) 612,791 31.4% Private Equity (1) 39 5 ,092 20.2% Loans Receivable 683,827 35.0% Corporate Bonds and Fixed Income Securities 68,070 3 .5% Partnership Interests and Other (1) 62,958 3.2% Total $ 1,954,929 100% 1. Includes investments reported in prepaid and other assets. 2. Includes $62 million equity positions held by B. Riley in managed account with gains and losses for client benefit

6 Loans Receivables Summary Loans Receivable Balance Roll Forward – June 30, 2023 1. Excludes Badcock receivables. Loans Receivable Balance by Sector June 30, 2023 (Unaudited, dollars in thousands) March 31, 2023 Gross Loan Funding Sales , Repayment s, and Conversion s Fair Value Adjustments Capitalized Interest and Other June 30, 2023 Badcock Receivable s , at Fair Value $ 3 24 , 328 $ — $ (1 17 , 390 ) $ (742) $ — $ 206,196 Other Loans Receivable, at Fair Value 447 , 757 42 , 043 ( 27 , 026 ) 9 , 949 4,908 4 7 7, 631 Total Loans Receivable, at Fair Value $ 7 72 , 085 $ 42 , 043 $ (144,416) $ 9 , 207 $ 4,908 $ 683 , 827 ( Dollars in thousands) June 30, 2023 Total Fair Value $ 477,631 Total Principal $ 496,494 Number of Companies 14 Number of Loans 25 Average Principal per Name $ 35,464 Average Fair Value per Name $ 34,117 Interest Rate Range 7% - 18% Average Duration 0.9 years Badcock 30.1% Consumer / Retail 22.5% Technology 25.6% Communication … Utilities 3.9% Other … Summary Statistics of Other Loans Receivable (1)

7 Condensed Consolidated Balance Sheets (Dollars in thousands) June 30, 2023 (Unaudited) December 31, 2022 Cash and cash equivalents $ 107,581 $ 268,618 Restricted cash 2,321 2,308 Due from clearing brokers 22,289 48,737 Securities and other investments owned, at fair value 1,072,444 1,129,268 Securities borrowed 2,938,521 2,343,327 Accounts receivable, net 118,927 149,110 Due from related parties 669 1,081 Loans receivable, at fair value 683,827 701,652 Prepaid expenses and other assets 309,083 460,696 Operating lease right - of - use assets 85,207 88,593 Property and equipment, net 28,443 27,141 Goodwill 526,827 512,595 Other intangible assets, net 354,328 374,098 Deferred income taxes 2,845 3,978 Total assets $ 6,253,312 $ 6,111,202 Accounts payable $ 60,264 $ 81,384 Accrued expenses and other liabilities 251,260 322,974 Deferred revenue 77,089 85,441 Deferred income taxes 46,624 29,548 Due to related parties and partners 289 2,210 Due to clearing brokers — 19,307 Securities sold not yet purchased 2,686 5,897 Securities loaned 2,929,265 2,334,031 Operating lease liabilities 96,473 99,124 Notes payable 21,298 25,263 Revolving credit facility 110,875 127,678 Term loans, net 529,242 572,079 Senior notes payable, net 1,666,009 1,721,751 Total liabilities $ 5,791,374 $ 5,426,687 Redeemable noncontrolling interests in equity of subsidiaries — 178,622 Total B. Riley Financial, Inc. stockholders' equity 402,520 446,514 Noncontrolling interests 59,418 59,379 Total equity 461,938 505,893 Total liabilities and equity $ 6,253,312 $ 6,111,202

8 Condensed Consolidated Statements of Operations (Dollars in thousands, except share data) Three Months Ended (Unaudited) June 30, 2023 2022 (As Restated) Revenues: Services and fees $ 230,327 $ 191,662 Trading income (loss) and fair value adjustments on loans 42,365 (117,763) Interest income - Loans and securities lending 75,199 63,835 Sale of goods 58,387 1,887 Total revenues 406,278 139,621 Operating expenses: Direct cost of services 55,941 17,785 Cost of goods sold 40,317 1,994 Selling, general and administrative expenses 188,885 167,136 Restructuring charge 628 — Impairment of tradenames 1,733 — Interest expense - Securities lending and loan participations sold 35,780 14,544 Total operating expenses 323,284 201,459 Operating income (loss) 82,994 (61,838) Other income (expense): Interest income 701 500 Dividend income 9,555 9,243 Realized and unrealized gains (losses) on investments 18,843 (106,164) Change in fair value of financial instruments and other 381 4,321 Income (loss) from equity method investments 143 (3,399) Interest expense (47,332) (31,764) Income (loss) before income taxes 65,285 (189,101) (Provision for) benefit from income taxes (21,504) 52,513 Net income (loss) 43,781 (136,588) Net (loss) income attributable to noncontrolling interests and redeemable noncontrolling interests (2,600) 3,571 Net income (loss) attributable to B. Riley Financial, Inc. 46,381 (140,159) Preferred stock dividends 2,015 2,002 Net income (loss) available to common shareholders $ 44,366 $ (142,161) Basic income (loss) per common share $ 1.57 $ (5.07) Diluted income (loss) per common share $ 1.55 $ (5.07) Weighted average basic common shares outstanding 28,239,116 28,051,570 Weighted average diluted common shares outstanding 28,654,246 28,051,570

9 Segment Financial Information (Dollars in thousands) Three Months Ended June 30, (Unaudited) 2023 2022 (As Restated) Capital Markets segment: Revenues - Services and fees $ 44,961 $ 58,184 Trading income (loss) and fair value adjustments on loans 41,892 (119,292) Interest income - Loans and securities lending 75,199 62,399 Total revenues 162,052 1,291 Selling, general and administrative expenses (45,870) (45,865) Impairment of tradenames (1,733) — Interest expense - Securities lending and loan participations sold (35,780) (14,544) Depreciation and amortization (993) (2,204) Segment income (loss) 77,676 (61,322) Wealth Management segment: Revenues - Services and fees 47,243 60,860 Trading income and fair value adjustments on loans 473 1,529 Total revenues 47,716 62,389 Selling, general and administrative expenses (47,964) (68,394) Restructuring charge (28) — Depreciation and amortization (1,082) (1,308) Segment loss (1,358) (7,313) Auction and Liquidation segment: Revenues - Services and fees 8,885 2,488 Revenues - Sale of goods 1,676 — Interest Income - Loan — 1,436 Total revenues 10,561 3,924 Direct cost of services (3,453) (1,296) Cost of goods sold (618) — Selling, general and administrative expenses (2,302) (2,177) Segment income $ 4,188 $ 451

10 Segment Financial Information (continued) (Dollars in thousands) Three Months Ended June 30 , (Unaudited) 2023 2022 (As Restated) Financial Consulting segment: Revenues - Services and fees $ 31,212 $ 24,310 Selling, general and administrative expenses (22,791) (19,948) Depreciation and amortization (103) (78) Segment income 8,318 4,284 Communications segment: Revenues - Services and fees 83,316 40,035 Revenues - Sale of goods 1,640 1,887 Total revenues 84,956 41,922 Direct cost of services (46,085) (16,489) Cost of goods sold (2,046) (1,994) Selling, general and administrative expenses (20,241) (12,176) Restructuring charge (197) — Depreciation and amortization (6,405) (3,555) Segment income 9,982 7,708 Consumer segment: Revenues - Services and fees 1 5,041 5,174 Revenues - Sale of goods 55,071 — Total revenues 60,112 5,174 Cost of goods sold (37,653) — Selling, general and administrative expenses (17,331) (818) Depreciation and amortization (2,639) (583) Restructuring charge (403) — Segment income 2,086 3,773 Consolidated operating income (loss) from reportable segments $ 100,892 $ (52,419) 1. Excludes dividends from Hurley and Justice Brands.

11 Definition of US GAAP to Non - GAAP Financial Measures Certain of the information set forth herein, including operating revenue, adjusted EBITDA, operating adjusted EBITDA, and investment adjusted EBITDA may be considered non - GAAP financial measures . B . Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources, the operating performance of its business and its revenues and cash flow, ( i ) excluding in the case of operating revenues, trading income (loss) and fair value adjustments on loans, (ii) excluding in the case of adjusted EBITDA, net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, restructuring charge, gain on extinguishment of loans, impairment of trade names, stock - based compensation and transaction and other expenses, (iii) excluding in the case of operating adjusted EBITDA, aforementioned adjustments for adjusted EBITDA, as well as trading income (loss) and fair value adjustments on loans, realized and unrealized gains (losses) on investments, and other investment related expenses, and (iv) in the case of investment adjusted EBITDA this includes trading income (loss) and fair value adjustments on loans and realized and unrealized gains (losses) on investments, net of other investment related expenses, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP") . In addition, the Company's management uses these non - GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance, capital resources and cash flow . Non - GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non - financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies .

12 For more information, please visit www.brileyfin.com